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                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-96329, 33-29872, 2-63615, 2-84164, 33-23495, 33-49836, 33-54777,
33-57267, 333-02835, 333-14929 and 333-80127), (Form S-3 Nos. 33-25036, 33-44395
and 33-54775) and (Form S-4 Nos. 333-22497, 333-22497-01 and 333-24379) of
Pacific Century Financial Corporation and subsidiaries of our report dated January 21, 2000, with respect to the consolidated financial statements of Pacific Century Financial Corporation and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1999.



                                          /s/ ERNST & YOUNG LLP



Honolulu, Hawaii
February 28, 2000